                                                                      Exhibit 15




April 20, 2001




To the Board of Directors of First Community Bancshares, Inc.


We are aware of the incorporation by reference in the Registration Statement Nos. 333-63865, 333-31338 and 333-45838 of First Community Bancshares, Inc. relating to the unaudited consolidated interim financial statements of First Community Bancshares that are included in its Forms 10-Q for the quarter ended March 31, 2001.

/s/ Ernst & Young LLP
Charleston, West Virginia